Exhibit 99.1

            [LETTERHEAD OF FINANCIAL INDUSTRY REGULATORY AUTHORITY]


FACISIMILE ONLY

January 3, 2013

Mr. Kevin Casey
Janney Montgomery Scott, Llc
1801 Market St.
Philadelphia; Pa 19103

Re: Amincor, Lnc: Class A Common Stock ("AMIXA") (FINRA Matter No. 2012032679)

Dear Mr. Casey:

The staff has reviewed the information submitted by Janney Montgomery Scott, LLC ("Janney") pursuant to FINRA Rule 6432 and Rule 15c2-11 under the Securities Exchange Act of 1934 in connection with the above-referenced security(ies):

This letter will confirm that on January 7, 2013, acting in reliance upon the information contained in the filing, we have cleared Janney's request for an unpriced quotation in OTC link for AMIXA, if Janney decides to enter a priced quotation (bid or offer) in this security in any quotation medium, Janney must supplement its filing with the Form 211. This supplemental filing must include the basis and factors for Janney's priced quotation and be received by FINRA three days before the priced entry appears in a quotations medium (See Notice to Members 90-40),

Be advised that in clearing Janney's filing it should not be assumed that any federal, state, or self-regulatory requirements other than Rule 6432 and Rule 15c2-11 have been considered. Furthermore, this clearance should not be construed as indicating that FINRA has passed upon the accuracy or adequacy of the documents contained in your Rule 15c2-11 submission. For members who receive clearance to enter quotations on the OTC bulletin board, FINRA operations will effect their clearance for quotation the next business day. If you have any questions regarding this matter, contact the undersigned at (240) 386-6289.

Very Truly Yours,


/s/ Andrew S. Braun
-----------------------------------
Andrew S. Braun
Compliance Examiner
OTC Compliance Unit